                                INDEX TO EXHIBITS
Exhibit
Number            Description                                       Page Number
- ------            -----------                                       -----------

3.7               Amended and Restated By-Laws of the Company

10.44 Master Commitment Amendment dated May 31, 1996 between Federal Home Loan Mortgage Corporation and the Company

10.45 Master Commitment Amendment dated July 23, 1996 between Federal Home Loan Mortgage Corporation and the Company

11                Statement re Computation of Per Share Earnings

27                Financial Data Schedule

                                                                    EXHIBIT 3.7
                          AMENDED AND RESTATED BY-LAWS
                         NORTH AMERICAN MORTGAGE COMPANY
                                    ARTICLE I
                                     OFFICES

     SECTION 1. The registered office shall be located in Wilmington, Delaware. (Adopted 3/31/92).

     SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require. (Adopted 3/31/92).

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. The annual meeting of the stockholders of the Corporation, commencing with the year 1991 shall be held at such place, within or without the State of Delaware, at such time and on such day as may be determined by the Board of Directors and as such shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If for any reason the annual meeting shall not be held during the period designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient. (Adopted 3/31/92).

     SECTION 2. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at any place, within or without the State of Delaware, and may be called by resolution of the Board of Directors. (Adopted
3/31/92). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting. (Adopted 7/18/96).

     SECTION 3. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stock holders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is present or represented, the affirmative vote of a majority of the shares of stock present or represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. (Adopted 3/31/92).

     SECTION 4. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. (Adopted 3/31/92).

     SECTION 5. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) proposed by or at the direction of the Chairman of the Board or (c) proposed by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice provisions of this Section 5 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, such business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. (Adopted 7/18/96).

                                   ARTICLE III
                                    DIRECTORS

     SECTION 1. The number of directors which shall constitute the whole board shall initially be seven. Thereafter, the number of directors which shall constitute the board shall be such as from time to time shall be fixed by the Board of Directors, but in no case shall such number be greater than nine or less than two, provided that no decrease in the number of directorships shall shorten the term of any incumbent director. Any change in the number of directorships must be authorized by a majority of the whole board, as constituted immediately prior to such change. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death or resignation. Directors need not be stockholders. (Adopted 7/27/93).

     SECTION 2. Vacancies and newly created directorships resulting from any increase in the number of directorships may be filled by a majority of the directors then in office, though less than a quorum, or elected by a sole stockholder, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders. (Adopted 3/31/92).

     SECTION 3. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be announced at the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held atsuch time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. (Adopted 3/31/92).

     SECTION 4. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board. (Adopted 3/31/92).

     SECTION 5. Special meetings of the Board of Directors may be called by the President on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. (Adopted 3/31/92).

     SECTION 6. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction in any business because the meeting is now lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. (Adopted 3/31/92).

     SECTION 7. At all meetings of the board a majority of the total number of directors then constituting the whole board but in no event less than two directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. (Adopted 3/31/92).

     SECTION 8. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. (Adopted 3/31/92).

     SECTION 9. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. (Adopted 3/31/92).

     SECTION 10. Subject to any exclusive rights of holders of any class or series of stock having a preference over the common stock, par value $0.01 per share, of the Corporation as to dividends or upon liquidation to elect directors upon the happening of certain events, only persons who are nominated at any meeting of stockholders of the Corporation in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors generally at the meeting who complies with the notice procedures set forth in this Section 10. Such nominations by a stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such persons's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 10. The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. In addition to any other requirements relating to amendments to these By-Laws, no proposal to amend or repeal this Section 10 shall be brought before any meeting of the stockholders of the Corporation unless written notice is given of (i) such proposed repeal or the substance of such proposed amendment, (ii) the name and address of the stockholder who intends to propose such repeal or amendment, and (iii) a representation that the stockholder is a holder of record of stock of the Corporation specified in such notice, is or will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal. Such notice shall be given in the manner and at the time specified above in this Section 10. (New section adopted 6/14/94).

                                   ARTICLE IV
                                     NOTICES

     SECTION 1. Whenever, under the provisions of statute or Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram and by facsimile transmission. Notices to be given to shareholders in connection with any annual or special meeting or shareholders shall be given to all shareholders of record as determined at least 30 days prior to such meeting. (Adopted 3/31/92).

     SECTION 2. Whenever notice is required to be given under the provisions of statute or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. (Adopted 3/31/92).

                                   ARTICLE V
                                    OFFICERS

     SECTION 1. The officers of the Corporation may include a chairman of the board (who shall also be the chief executive officer), a president, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, a treasurer, a controller, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and one or more assistant controllers. The Board of Directors shall have the power to choose all or any of such officers. In addition, each of the chief executive officer and the president, acting alone, may from time to time appoint one or more senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant controllers and assistant treasurers. Two or more offices may be held by the same person except the offices of president and secretary or the offices of president and vice president. (Adopted 10/19/92).

     SECTION 2. The Board of Directors shall elect officers of the Corporation at its first meeting after each annual meeting of stockholders. (Adopted 3/31/92).

     SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. (Adopted 3/31/92).

     SECTION 4. All salaries and bonuses of officers of the Corporation at the rank of executive vice president or above shall be subject to approval by the Board of Directors. (Adopted 10/19/92).

     SECTION 5. Each officer of the Corporation shall hold office until the first meeting of the Board of Directors next following the annual meeting of stockholders next following the election or appointment of such officer. The Board of Directors may remove any officer at any time. The chief executive officer or the president may each, acting alone, remove at any time any person from any office other than the office of president or chief executive officer. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by an officer having the power make an appointment to such vacant office. (Adopted 10/19/92).

                             CHAIRMAN OF THE BOARD

     SECTION 6. The chairman of the Board of Directors, if there be a chairman, shall be chosen from among the directors and shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors. The chief executive officer shall be vested with general supervisory power and authority over the business affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. Any vice-chairman or vice- chairmen, shall be chosen from among the directors and shall have such powers and duties as may from time to time be assigned by the Board of Directors. (Adopted 10/25/93).

                                   PRESIDENT

     SECTION 7. The president shall be the chief operating officer of the Corporation, unless there is no chairman of the Board of Directors, in which case the president shall be the chief executive officer of the corporation as well as the chief operating officer. In the absence of the chairman of the board, or if there be no chairman, the president shall preside at all meetings of the stockholder and the Board of Directors; the president shall have general and active management of the business of the corporation, subject to the direction of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all duties incident to the office of a president of a corporation, and such other duties as from time to time may be assigned by the Board of Directors. (Adopted 3/31/92).

                            EXECUTIVE VICE PRESIDENTS

     SECTION 8. Any executive vice-presidents elected shall have such duties as the Board of Directors or Chief Executive Officer, or President may from time to time prescribe, and shall, except as the Board of Directors may otherwise direct, perform such duties under the general supervision of the President. (New section adopted 10/19/92).

                             SENIOR VICE-PRESIDENTS

     SECTION 9. Any senior vice-presidents elected shall have such duties as the Board of Directors or president may from time to time prescribe, and shall, except as the Board of Directors may otherwise direct, perform such duties under the general supervision of the president. (Adopted 3/31/92. Section renumbered 10/19/92).

                                VICE-PRESIDENTS

     SECTION 10. Any vice-presidents elected shall have such duties as the Board of Directors or president may from time to time prescribe, and shall, except as the Board of Directors may otherwise direct, perform such duties under the general supervision of the president. (Adopted 3/31/92. Section renumbered 10/19/92). SECRETARY SECTION 11. The secretary shall take minutes of the proceedings of the stockholders and the Board of Directors and record the same in a suitable book for preservation. The secretary shall give notice of all regular and duly called special meetings of the stockholders and the Board of Directors. The secretary shall have charge of and keep the seal of the Corporation, and shall affix the seal, attested by his signature, to such instruments as may require the same. Unless the Board of Directors shall have appointed a transfer agent, the secretary shall have charge of the certificate books, transfer books, and stock ledgers, and shall prepare voting lists prior to all meetings of stockholders. The secretary shall have charge of such other books and papers as the Board of Directors may direct and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the president. (Adopted 3/31/92. Section renumbered 10/19/92).

                               ASSISTANT SECRETARY

     SECTION 12. The assistant secretary, if there shall be one, or, if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors or the officer to whom such assistant secretary reports may from time to time prescribe. (Adopted 3/31/92. Section renumbered 10/19/92).


                                    TREASURER

     SECTION 13. The treasurer shall have custody of the funds, securities and other assets of the Corporation. The treasurer shall keep a full and accurate record of all receipts and disbursements of the corporation, and shall deposit or cause to be deposited in the name of the corporation all monies or other valuable effects in such banks, trust companies, or other depositories as may from time to time be selected by the Board of Directors. The treasurer shall have power to make and endorse notes and pay out monies on check without countersignature and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the president. (Adopted 3/31/92. Section renumbered 10/19/92).

                               ASSISTANT TREASURER

     SECTION 14. The assistant treasurer, if there shall be one, or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors or the officer to whom such assistant treasurer reports may from time to time prescribe. (Adopted 3/31/92. Section renumbered 10/19/92).

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES
                                LOST CERTIFICATES

     SECTION 1. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing each such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, stolen or destroyed. (Adopted 3/31/92).


                               TRANSFER OF SHARES

     SECTION 2. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation. (Adopted 3/31/92).

                            REGISTERED STOCKHOLDERS

     SECTION 3. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Adopted 3/31/92).

                                SIGNING AUTHORITY

     SECTION 4. All contracts, agreements, assignments, transfers, deeds, stock powers or other instruments of the Corporation may be executed and delivered by
(i) the Chief Executive Officer or President, or (ii) by such other officers or agent or agents, of the Corporation as shall be thereunto authorized from time to time by the Chief Executive Officer or President or the Board of Directors, or (iii) by power of attorney executed by any person pursuant to authority granted by the Chief Executive Officer or President or Board of Directors; and the secretary or any assistant secretary or the treasurer or any assistant treasurer may affix the seal of the Corporation thereto and attest the same. (Adopted 7/27/93).

                                   ARTICLE VII
                            GENERAL PROVISIONS CHECKS

     SECTION 1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. (Adopted 3/31/92).

                                   FISCAL YEAR

     SECTION 2. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. (Adopted 3/31/92).

  SEAL

     SECTION 3. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words Corporation Seal, Delaware. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. (Adopted 3/31/92).


                                 INDEMNIFICATION

     SECTION 4. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). (Adopted 3/31/92).

                                  ARTICLE VIII
                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented subject to Section 10 of Article III of these By-Laws, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. The stockholders shall have authority to change or repeal any By-Laws adopted by the directors, subject to Section 10 of Article III of these By-Laws. (Adopted 6/14/94).